Dated: January 11, 2018

ICBC STANDARD BANK PLC

and

THE BANK OF NEW YORK MELLON

solely in its capacity as trustee of the GraniteShares Platinum Trust and not individually

UNALLOCATED PLATINUM ACCOUNT AGREEMENT

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This UNALLOCATED PLATINUM ACCOUNT AGREEMENT (this “Agreement”) is made as of the date set out on the cover page of this Agreement

BETWEEN

(1)	ICBC Standard Bank Plc, a public limited company incorporated under the laws of England and Wales with its registered office at 20 Gresham Street, London, EC2V 7JE, United Kingdom (the “Custodian”); and

(2)	THE BANK OF NEW YORK MELLON, a New York banking corporation, solely in its capacity as trustee of the GraniteShares Platinum Trust created under the Trust Agreement identified below and not individually (the “Trustee”), which expression shall, wherever the context so admits, include the named Trustee and all other persons or companies for the time being the trustee or trustees of the Trust Agreement as trustee for the Shareholders.

INTRODUCTION

(1)	The Trustee has agreed to act as trustee for the Shareholders of the Shares pursuant to the Trust Agreement.

(2)	An Authorized Participant may apply to become a Shareholder by: (i) applying for Shares in accordance with an Authorized Participant Agreement and (ii) depositing the relevant amount of Platinum into the Trust Unallocated Account

(3)	The Custodian has agreed to transfer Platinum deposited into the Trust Unallocated Account to the Trust Allocated Account.

(4)	In order to effect redemptions of Shares for Authorized Participants, Physical Platinum must be transferred from the Trust Allocated Account to the Trust Unallocated Account by way of de-allocation, and must then be delivered to the AP Account.

(5)	The Trustee has agreed that the Trust Unallocated Account will be established by the Trustee for the account of the Trust, and that the Trustee will have the sole right to give instructions for the making of any payments into or out of the Trust Unallocated Account.

IT IS AGREED AS FOLLOWS

1.	INTERPRETATION

1.1	Definitions: In this Agreement, unless there is anything in the subject or context inconsistent therewith, the following expressions shall have the following meanings.

“Affiliate” means an entity that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Custodian.

“Allocated Platinum Account Agreement” means the Allocated Platinum Account Agreement dated January 11, 2018 between the Trustee and the Custodian pursuant to which the Trust Allocated Account is established and operated.

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“AP Account” means a loco London Platinum account maintained on an Unallocated Basis by the Custodian or another LPMCL clearing bank for the Authorized Participant, as specified in the applicable transfer instructions given under clause 5.2.

“AP Application” means an offer by an Authorized Participant to the Trust (in the form prescribed by the Trust) to subscribe for Shares, being an offer on terms referred to in the Prospectus and in accordance with the provisions of the relevant Authorized Participant Agreement and the Conditions.

“AP Redemption Form” means an offer by an Authorized Participant to the Trust (in the form prescribed by the Trust) to redeem Shares in exchange for Platinum, being an offer on terms referred to in the Prospectus and in accordance with the provisions of the relevant Authorized Participant Agreement and the Conditions.

“AURUM” means the electronic matching and settlement system operated by LPMCL.

“Authorized Participant” means a person which, at the time of submitting an order to the Trust for the creation or redemption of Shares: (a) is a person who (i) is a registered broker-dealer or other securities market participant such as a bank or other financial institution which, but for an exclusion from registration, would be required to register as a broker-dealer to engage in securities transactions, and (ii) is a participant in The Depository Trust Company or its successors; (b) has in effect a valid Authorized Participant Agreement and (c) has established an AP Account.

“Authorized Participant Agreement” means a written agreement between the Trustee, the Sponsor and another person under which such person is appointed to act as an “Authorized Participant,” in relation to Shares and, if such agreement is subject to conditions precedent, provided that such conditions have been satisfied.

“Availability Date” means the London Business Day on which the Trustee wishes the Custodian to credit to the Trust Unallocated Account Platinum to be transferred to the Trust Unallocated Account on such London Business Day.

“Benchmark Price” means, as of any day, (i) such day’s LBMA Platinum Price PM or such day’s LBMA Platinum Price AM if such day’s LBMA Platinum Price PM is not available; or (ii) such other publicly available price which is reasonably available to the Trustee and which the Sponsor may determine fairly represents the commercial value of platinum held by the Trust and instructs the Trustee to use as the Benchmark Price.

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“Conditions” means the terms and conditions on and subject to which Shares are issued in the form or substantially in the form set out in the Trust Agreement.

“Dispute” means for the purpose of clause 15 any disagreement between the Trustee and the Custodian which has not been resolved amicably within a period of fourteen London Business Days after the Trustee has received from the Custodian, or the Custodian has received from the Trustee, written notification of the disagreement.

“Good Delivery Standards” means the specifications for “good delivery” platinum plates and ingots, including the specifications for weight, dimensions, fineness (or purity), identifying marks and appearance of platinum plates and ingots, set forth in “The Good Delivery Rules for Platinum and Palladium Plates and Ingots” published by the LPPM.

“LBMA” means The London Bullion Market Association or its successors.

“LBMA Platinum Price AM” means the price of a troy ounce of platinum as determined by the auction administered by the LME for the LBMA, or any successor administrator of the auction for the London platinum price, at or about 9:45 a.m. London, England time.

“LBMA Platinum Price PM” means the price of a troy ounce of platinum as determined by the auction administered by the LME for the LBMA, or any successor administrator of the auction for the London platinum price, at or about 2:00 p.m. London, England time.

“LME” means The London Metal Exchange or its successors.

“Loco London” means with respect to an account holding Platinum, the custody, trading or clearing of such Platinum in London, United Kingdom.

“London Business Day” means a day (excluding Saturdays, Sundays and public holidays) on which commercial banks generally are open for business in London and on which the London platinum market is open for business.

“LPMCL” means London Precious Metals Clearing Limited or its successors.

“LPPM” means The London Platinum and Palladium Market or its successors.

“Metal Accounts” means the Trust Allocated Account and the Trust Unallocated Account.

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“New York Business Day” means a “Business Day” as defined in the Trust Agreement.

“Physical Platinum” means platinum bullion that meets the Good Delivery Standards.

“Platinum” means (i) Physical Platinum held by the Custodian or any sub-custodian under the Allocated Platinum Account Agreement and/or (ii) any credit to an account, including the Trust Unallocated Account, on an Unallocated Basis, as the context requires.

“Point of Delivery” means such date and time that the recipient (or its agent) acknowledges in written form its receipt of delivery of Platinum;

“Prospectus” means the prospectus constituting a part of the registration statement filed on Form S-1, Registration Number 333-221325 with the Securities Exchange Commission in accordance with the U.S. Securities Act of 1933, as amended, in relation to the Shares dated on or about November 3, 2017, as the same may be modified, supplemented or amended from time to time.

“Rules” means the rules, regulations, practices, procedures and customs of the LPPM, including the Good Delivery Standards, the LPMCL, the Financial Conduct Authority, the Prudential Regulation Authority, the Bank of England and such other regulatory authority or other body, applicable to the activities contemplated by this Agreement.

“Shareholder” means the beneficial owner of one or more Shares.

“Shares” means the units of fractional undivided beneficial interest in the Trust which are issued by the Trust, named GraniteShares Platinum Shares and created pursuant to and constituted by the Trust Agreement.

“Sponsor” means GraniteShares LLC, its successors and assigns and any successor Sponsor appointed pursuant to the Trust Agreement.

“Trust” means the GraniteShares Platinum Trust formed pursuant to the Trust Agreement.

“Trust Agreement” means the Depositary Trust Agreement of the GraniteShares Platinum Trust dated on or about January 11, 2018 , as amended from time to time, between GraniteShares LLC, as Sponsor, and The Bank of New York Mellon, as Trustee.

“Trust Allocated Account” means the loco London Platinum account, number 250004940, established in the name of the Trustee and maintained for the benefit of the Trust by the Custodian on an allocated basis pursuant to the Allocated Platinum Account Agreement.

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“Trust Unallocated Account” means the loco London Platinum account, number 250004939, established in the name of the Trustee and maintained for the benefit of the Trust by the Custodian on an Unallocated Basis pursuant to this Agreement.

“Unallocated Basis” means, with respect to the holding of platinum, that the holder is entitled to receive delivery of Physical Platinum in the amount standing to the credit of the holder’s account, but the holder has no ownership interest in any particular platinum that the custodian maintaining that account owns or holds.

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 (as amended or re-enacted from time to time) and legislation supplemental thereto and any other tax (whether imposed in the United Kingdom in substitution thereof or in addition thereto or elsewhere) of a similar fiscal nature.

“Withdrawal Date” means the London Business Day on which the Trustee wishes a withdrawal of Platinum from the Trust Unallocated Account to take place.

1.2	Headings: The headings in this Agreement do not affect its interpretation.

1.3	Singular and plural: References to the singular include the plural and vice versa.

1.4	Construction. The word “including” means “including without limitation”. The word “or” is not exclusive.

2.	TRUST UNALLOCATED ACCOUNT

2.1	Opening Trust Unallocated Account: The Custodian shall open and maintain the Trust Unallocated Account in the name of the Trustee (in its capacity as trustee for the Shareholders).

2.2	Denomination of Trust Unallocated Account: The Trust Unallocated Account will hold deposits of Platinum and will be denominated in gross troy ounces (to three decimal places).

2.3	Trust Unallocated Account Reports: At the end of each London Business Day, the Custodian will provide the Trustee with access to information showing the increases and decreases to the Platinum standing to the Trustee’s credit in the Trust Unallocated Account, and identifying separately each transaction and the New York or London Business Day on which it occurred. On each London Business Day, the Custodian will send the Trustee a notification of (i) each separate transaction, if any, transferring Platinum to the Trust Unallocated Account, including the amount of Platinum transferred to the Trust Unallocated Account and the AP Account from which such Platinum is transferred, (ii) the amount of Platinum, if any, transferred from the Trust Unallocated Account to the Trust Allocated Account or to any AP Account and (iii) the closing balance of Platinum credited to the Trust Unallocated Account for such London Business Day, and the Custodian will use commercially reasonable efforts to send the notification by 12:00 noon (New York time). In addition, the Custodian will provide the Trustee such information about the increases and decreases to the Platinum standing to the Trustee’s credit in the Trust Unallocated Account on a same-day basis at such other times and in such other form as the Trustee and the Custodian shall agree. For each calendar month, the Custodian will provide the Trustee within a reasonable time after the end of the month a statement of account for the Trust Unallocated Account which shall include the opening and closing monthly balance and all transfers to and from the Trust Unallocated Account. All such reports will be made available to the Trustee by means of authenticated SWIFT message, provided that, if the SWIFT messaging system is unavailable for any reason, the Trustee and the Custodian will agree upon a temporary notification system for making such reports available to the Trustee. Additionally, if agreed to by the Trustee and the Custodian, such reports will be made available to the Trustee by means of the Custodian’s proprietary electronic system.

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2.4	Reversal of Entries: The Custodian shall reverse any provisional or erroneous entries to the Trust Unallocated Account which it discovers or of which it is notified with effect back-valued to the date upon which the final or correct entry (or no entry) should have been made.

2.5	Provision of Information: The Custodian agrees that it will forthwith notify the Trustee in writing of any encumbrance of which it is aware is or is purported to have been created over or in respect of the Trust Unallocated Account or any of the amounts standing to the credit thereof.

2.6	Access: The Custodian will allow the Sponsor and the Trustee and their identified representatives, independent public accountants and bullion auditors (currently Inspectorate International Ltd.) access to its premises, upon reasonable notice during normal business hours, to examine the Platinum and such records, as they may reasonably require to perform their respective duties with regard to investors in Shares. The Trustee agrees that any such access shall be subject to execution of a confidentiality agreement and agreement to the Custodian’s security procedures, and any such audit shall be at the Trust’s expense.

2.7	Regulatory Reporting: To the extent that the Custodian’s activities under this Agreement are relevant to the preparation of the filings required of the Trust under the securities laws of the United States or any other jurisdiction, the Custodian will, to the extent permitted by applicable law, the Rules or applicable regulatory authority, cooperate with the Trustee and the Sponsor and the Trustee’s and the Sponsor’s representatives to provide such information concerning the Custodian’s activities as may be necessary for such filings to be completed. Additionally, to the extent that the Custodian’s activities or controls in its capacity as custodian of the Trust’s assets are relevant to the information presented in the financial statements of the Trust, the Custodian will cooperate with the Sponsor and the Trustee to assist the Sponsor in providing the required written assurances regarding the reliability of the internal controls used in the preparation of such financial statements, including by providing the Sponsor’s and the Trust’s external auditors with any necessary information and reports regarding the Custodian’s internal controls over financial reporting as far as such reporting relates to the scope of the Custodian’s duties.

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3.	DEPOSITS

3.1	Procedure: The Custodian shall receive deposits of Platinum into the Trust Unallocated Account (in the manner and accompanied by such documentation as the Custodian may reasonably require) by:

(a)	de-allocation of Platinum held in the Trust Allocated Account on redemption of Shares by an Authorized Participant or for any other purpose authorized by the Trust Agreement; or

(b)	transfer of Platinum from an AP Account relating to the same kind of Platinum and having the same denomination as that to which the Trust Unallocated Account relates in connection with an AP Application by an Authorized Participant for Shares.

No other methods of deposit are permitted.

3.2	Notice Requirements: Notice of intended deposit must be received by the Custodian from the Trustee no later than 3:00 p.m. (London time) one London Business Day prior to the Availability Date and specify the weight (in gross troy ounces of platinum) to be credited to the Trust Unallocated Account, the Availability Date, the account from which such deposit will be transferred, and any other information which the Custodian may, with the agreement of the Trustee, from time to time require. The Custodian will promptly notify the Trustee by email upon a deposit of Platinum being made into the Trust Unallocated Account pursuant to clause 3.1(b). When, by reference to the Trustee’s notifications and instructions to the Custodian, the Custodian reasonably believes an amount of Platinum has been credited to the Trust Unallocated Account in error, the Custodian will notify the Trustee promptly and, pending a joint resolution of the error, will treat such amount as not being subject to the standing instruction in clause 5.3.

3.3	Right to Amend Procedure: The Custodian may amend the procedure in relation to the deposit of Platinum to the Trust Unallocated Account only where such amendment is caused by a change in Rules. The Custodian will, whenever practicable, notify the Trustee and the Sponsor within a commercially reasonable time before the Custodian amends its procedures or imposes additional ones in relation to the transfer of Platinum into the Trust Unallocated Account, and in doing so the Custodian will consider the Trustee’s and the Sponsor’s needs to communicate any such change to Authorized Participants and others.

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4.	WITHDRAWALS

4.1	Procedure: The Trustee may at any time give instructions to the Custodian for the withdrawal of Platinum standing to the credit of the Trust Unallocated Account as provided for in this Agreement, provided that a withdrawal may be made only by:

(a)	transfer to an AP Account relating to the same kind of Platinum and having the same denomination as that to which the Trust Unallocated Account relates when Shares are to be redeemed by an Authorized Participant;

(b)	transfer of Platinum to the Trust Allocated Account;

(c)	the collection of Physical Platinum from the Custodian at its vault premises, or such other location as the Custodian may direct;

(d)	delivery of Platinum to such location as the Trustee directs, at the Trust’s expense and risk; or

(e)	transfer to an account maintained by the Custodian or by a third party on an Unallocated Basis in connection with the sale of Platinum or other transfers permitted under the Trust Agreement.

The Trustee anticipates exercising its rights under clauses 4.1(c) and (d) on an exceptional basis only. Any Platinum made available to the relevant person (as instructed by the Trustee) pursuant to clauses 4.1(c) and (d) will be in a form which complies with the Rules or in such other form as may be agreed between the Trustee and the Custodian the combined gross weight of which will not exceed the number of gross ounces of Platinum the Trustee has instructed the Custodian to debit. To the extent that the Trustee is authorized to sell Platinum under the Trust Agreement, the Custodian may, but is not required to, purchase such Platinum; provided that, if the Trustee’s instruction to sell Platinum is received by the Custodian by 1:00 p.m. (London time) on a London Business Day, the purchase price for such Platinum shall be that day’s Benchmark Price and, if the Trustee’s instruction to sell Platinum is received by the Custodian after 1:00 p.m. (London time) on a London Business Day, the purchase price for such Platinum shall be the next Benchmark Price available after that day. The Trustee’s instruction to sell Platinum may be an instruction to sell such amount of Platinum as necessary to produce a specified amount of United States dollars.

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4.2	Notice Requirements: Any notice from the Trustee relating to a withdrawal of Platinum must be in writing and:

(a)	if it relates to a withdrawal pursuant to clauses 4.1(a) or (e) (for sale of Platinum only), to be in such form as may be agreed by the parties from time to time, and in all cases be received by the Custodian no later than 3:00 p.m (London time) on the Withdrawal Date unless otherwise agreed;

(b)	if it relates to a transfer pursuant to clause 4.1(b), be in the form of an AP Application (which shall be sufficient instruction for the purposes of this Agreement) and be received by the Custodian no later than 3:00 p.m. (London time) on the day which is one London Business Day prior to the Withdrawal Date; or

(c)	if it relates to a withdrawal pursuant to clause 4.1(c), (d) or (e) (with respect to transfers (other than for sales of Platinum) permitted under the Trust Agreement), be received by the Custodian no later than 11:30 a.m. (London time) not less than two London Business Days prior to the Withdrawal Date unless otherwise agreed and specify the name of the person or carrier that will collect the Platinum from the Custodian or the identity of the person to whom delivery is to be made, as the case may be;

and in all cases, specify the weight (in gross troy ounces of platinum) of the Platinum to be debited from the Trust Unallocated Account, the Withdrawal Date and any other information which the Custodian may, with the agreement of the Trustee, from time to time require.

4.3	Right to Amend Procedure: The Custodian may amend the procedure for the withdrawal of Platinum from the Trust Unallocated Account only where such amendment is caused by a change in the Rules. Any such amendment will be subject to the notification conditions of clause 3.3.

4.4	Delivery Obligations: Unless otherwise instructed by the Trustee on behalf of the Trust or the relevant person, the Custodian shall make any transportation and insurance arrangements in respect of delivery of Platinum in accordance with its usual practice. Where instructions are given, the Custodian shall use all reasonable efforts to comply with the same. The Custodian shall not be obliged to effect any requested delivery if, in its reasonable opinion, this would cause the Custodian or its agents to be in breach of the Rules or other applicable law, court order or regulation; the costs incurred would be excessive or delivery is impracticable for any reason. All insurance and transportation costs shall be for the account of the Trust.

4.5	Risk: Where there is a shipment from the Custodian of Platinum, all right, title and risk in and to such Platinum shall pass at the Point of Delivery to the relevant person for whose account the Platinum is being delivered.

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4.6	Allocation: Without limiting clause 5.3, in the case of a transfer under clause 4.1(b) and after receipt of notice given in the form prescribed in clause 4.2(b), the Custodian will use its commercially reasonable endeavours to complete the allocation of such deposits of Platinum by not later than 3:00 p.m. (London time) on the Withdrawal Date provided that the Platinum referenced in such notice is deposited into the Trust Unallocated Account by 10:00 a.m. (London time) on the Withdrawal Date, and the Custodian will promptly notify the Trustee by email upon the completion of such allocation. Following the Custodian’s receipt of such notice, the Custodian shall identify plates or ingots of a weight most closely approximating, but not exceeding, the balance in the Trust Unallocated Account and shall transfer such weight from the Trust Unallocated Account to the Trust Allocated Account. The Trustee acknowledges that the process of allocation of Platinum to the Trust Allocated Account from the Trust Unallocated Account may involve minimal adjustments to the weights of Platinum to be allocated to adjust such weight to the number of whole plates or ingots available.

5.	INSTRUCTIONS

5.1	Giving of Instructions: Only the Trustee shall have the right to give instructions in respect of the Trust Unallocated Account. The Trustee shall notify the Custodian in writing of the names of the people who are authorised to give instructions on the Trustee’s behalf. Until the Custodian receives written notice to the contrary, the Custodian is entitled to assume that any of those people have full and unrestricted power to give instructions on the Trustee’s behalf. The Custodian is also entitled to rely on any instructions which are from, or which purport to emanate from, any person who appears to have such authority. The Custodian reserves the right to obtain further validation of any instructions.

5.2	Transfer Instructions: All transfers into and out of the Trust Unallocated Account shall be made upon receipt of, and in accordance with, instructions given by the Trustee to the Custodian. Such instructions shall be given by authenticated SWIFT message or, if for any reason the SWIFT messaging system is not operational, by such other temporary means as the Trustee and the Custodian may agree from time to time. Other information (which shall not constitute an instruction) related to transfers into and out of the Trust Unallocated Account may be sent between the Trustee and the Custodian by email or by such other means as the Trustee and the Custodian may agree from time to time. Any such communication shall be deemed to have been given, made or served upon actual receipt by the recipient.

5.3	Continuous Allocation of Platinum: Without prejudice to clause 5.1, unless otherwise notified by the Trustee in writing, the Custodian shall, at the end of each London Business Day, including when Platinum is to be transferred from an AP Account to the Metal Accounts, transfer any Platinum then standing to the credit of the Trust Unallocated Account (excluding Platinum which has been de-allocated in order to effect delivery of Platinum to a redeeming Authorized Participant or pursuant to other withdrawal occurring on such day) to the Trust Allocated Account such that the amount of Platinum that remains standing to the credit of the Trustee in the Trust Unallocated Account does not exceed 192.000 gross ounces at the close of such London Business Day. Additionally, the Custodian shall use reasonable commercial efforts to minimize the amount of Platinum held for the Trust in the Trust Unallocated Account at all times during each London Business Day.

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5.4	Account not to be Overdrawn: The Trust Unallocated Account may not at any time have a debit balance thereon, and no instruction shall be valid to the extent that the effect thereof would be for the Trust Unallocated Account to have a debit balance thereon.

5.5	AURUM: The Trustee acknowledges that instructions relating to a counterparty for whom the Custodian does not already provide settlement services will be forwarded by the Custodian to AURUM on the Trustee’s behalf. The Trustee acknowledges that AURUM is operated by a third party and that the Custodian cannot be responsible for any errors, omissions or malfunctions in the systems operated by AURUM. To the extent that AURUM is not available or suffering a malfunction, the Trustee agrees that the Custodian’s obligations under this Agreement shall be postponed during such unavailability or such malfunction and until a reasonable period thereafter.

5.6	Amendments: Once given, instructions continue in full force and effect until they are cancelled, amended or suspended. Any communication that cancels, amends or suspends as instruction shall be valid only after actual receipt by the Custodian in accordance with clause 5.2.

5.7	Unclear or Ambiguous Instructions: If, in the Custodian’s opinion, any instructions are unclear or ambiguous, the Custodian shall use reasonable endeavours (taking into account any relevant time constraints) to obtain clarification of those instructions from the Trustee and, failing that, the Custodian may in its absolute discretion and without any liability on its part, act upon what the Custodian believes in good faith such instructions to be or refuse to take any action or execute such instructions until any ambiguity or conflict has been resolved to the Custodian’s reasonable satisfaction.

5.8	Refusal to Execute: The Custodian may refuse to execute instructions if in its reasonable opinion they are or may be, or require action which is or may be, contrary to the Rules or any applicable law.

6.	CONFIDENTIALITY

6.1	Disclosure to Others: Subject to clause 6.2, each party shall respect the confidentiality of information acquired under this Agreement and neither will, without the consent of the other party, disclose to any other person any transaction or other information acquired about the other party, its business or the Trust under this Agreement, provided that such other party has made clear, at or before the time such information is provided, that such information is being provided on a confidential basis. Notwithstanding anything to the contrary in this Agreement, to the extent required, a copy of this Agreement may be filed under the securities laws of the United States or any other jurisdiction in connection with the registration of the public offering of Shares by the Trust.

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6.2	Permitted Disclosures: Each party accepts that from time to time the other party may be required by law or the Rules, or required or requested by a government department or agency, fiscal body or regulatory or listing authority, required by the LPMCL (e.g., in connection with AURUM), or required as otherwise may be necessary in conducting the Trust’s business, to disclose this Agreement or information acquired under this Agreement. In addition, the disclosure of such information may be required by a party’s auditors, by its legal or other advisors, by a company which is in the same group of companies as a party (i.e., a subsidiary or holding company of a party) or (in the case of the Trustee) by the Sponsor, or any beneficiary of the Trust. Each party irrevocably authorizes such persons to make such disclosures without further reference to such party.

7.	CUSTODY SERVICES

7.1	Appointment: The Trustee hereby appoints the Custodian to act as custodian of the Platinum in accordance with this Agreement and any Rules which apply to the Custodian, and the Custodian hereby accepts such appointment.

7.2	Safekeeping of Platinum: The Custodian will be responsible for the safekeeping of the Platinum on the terms and conditions of this Agreement.

7.3	Ownership of Platinum: The Custodian will identify in its books that the Platinum belongs to the Trustee (on trust for the Shareholders). The Custodian shall ensure that the Platinum belonging to the Trustee (on trust for the Shareholders) shall at all times be free and clear of all liens and encumbrances and shall not be subject to any right, charge, security interest, lien or claim of any kind, whether arising by operation of law or otherwise, in favor of the Custodian, any sub-custodian or any creditor of any of them or any other person. The Custodian shall not loan, hypothecate, pledge or otherwise encumber any Platinum held in Trust Unallocated Account absent the Trustee’s written instructions to the contrary.

8.	REPRESENTATIONS

8.1	Each party represents and warrants to the other party, on the basis that each of its following representations and warranties is deemed repeated each time that a notice is given for the deposit or withdrawal of Platinum under this Agreement, that:

(a)	it is duly constituted and validly existing under the laws of its jurisdiction of constitution;

(b)	it has all necessary authority, powers, consents, licences and authorizations and has taken all necessary action to enable it lawfully to enter into and perform its duties and obligations under this Agreement;

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(c)	the person or persons entering into this Agreement on its behalf has or have been duly authorized to do so; and

(d)	this Agreement and the obligations created under it are binding upon it and enforceable against it in accordance with the terms of this Agreement (subject to applicable principles of equity) and do not and will not violate the terms of the Rules, any applicable laws or any order, charge or agreement by which it is bound.

9.	FEES AND EXPENSES

9.1	Fees: There will be no fees charged directly to the Trustee or the Trust by the Custodian for the services provided by it under this Agreement. Payment of such fees will be made by the Sponsor pursuant to the Allocated Platinum Account Agreement.

9.2	Expenses: Pursuant to a separate agreement between the Sponsor and the Custodian, to which the Custodian has agreed, the Sponsor shall pay to the Custodian on demand all costs, charges and expenses (excluding (i) any relevant taxes and VAT (if chargeable), duties and other governmental charges, (ii) fees for storage of the Platinum, which will be recovered under the Allocated Platinum Account Agreement, and (iii) indemnification obligations of the Trustee under clause 10.5, which will be paid pursuant to the following sentence) incurred by the Custodian in connection with the performance of its duties and obligations under this Agreement or otherwise in connection with the Platinum. The Trustee will procure payment on demand, solely from and to the extent of the assets of the Trust, of any other costs, charges and expenses not assumed by the Sponsor under its agreement with the Custodian referenced in this clause 9.2 (including any relevant taxes (other than VAT, which is addressed in clause 12.1), duties, other governmental charges and indemnification claims of the Custodian payable by the Trustee pursuant to clause 10.5, but excluding fees for storage of the Platinum, which will be recovered under the Allocated Platinum Account Agreement) incurred by the Custodian in connection with the Platinum.

9.3	Credit Balances: No interest or other amount will be paid by the Custodian on any credit balance on the Trust Unallocated Account unless otherwise agreed by the Custodian and the Trustee.

9.4	No Recovery from Trust: Amounts payable pursuant to this clause 9 (including clause 9.5) shall not be debited from the Trust Unallocated Account, but shall be payable, as applicable, by the Sponsor or the Trustee on behalf of the Trust, and the Custodian hereby acknowledges that it will have no recourse against Platinum standing to the credit of the Trust Unallocated Account or to the Trustee individually in respect of any such amounts.

9.5	Default Interest: If the Trustee or the Sponsor, as applicable, fails to procure payment to the Custodian of any amount when it is due, the Custodian reserves the right to charge interest (both before and after any judgment) on any such unpaid amount calculated at a rate equal to 2% above the overnight London Interbank Offered Rate (LIBOR) for the currency in which the amount is due. Interest will accrue on a daily basis and will be due and payable as a separate debt.

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10.	SCOPE OF RESPONSIBILITY

10.1	Exclusion of Liability: The Custodian will use reasonable care in the performance of its duties under this Agreement and will only be responsible for any loss or damage suffered by the Trustee or the Trust as a direct result of any negligence, fraud or willful default on its part in the performance of its duties, and in which case its liability will not exceed the market value of the Platinum credited to the Trust Unallocated Account and the Trust Allocated Account at the time such negligence, fraud or willful default is either discovered by or notified to the Custodian (such market value calculated using the nearest available LBMA Platinum Price PM following the occurrence of such negligence, fraud or willful default), provided that, in the case of such discovery by or notification to the Custodian, the Custodian notifies the Sponsor and the Trustee promptly after any discovery of such negligence, fraud or willful default. If the Custodian delivers from the Trust Unallocated Account Platinum that is not of the gross weight the Custodian has represented to the Trustee or that is not in accordance with the Rules, recovery by the Trustee, to the extent such recovery is otherwise allowed, shall not be barred by any delay in asserting a claim because of the failure to discover the corresponding loss or damage regardless of whether such loss or damage could or should have been discovered.

10.2	No Duty or Obligation: The Custodian is under no duty or obligation to make or take any special arrangements or precautions beyond those required by the Rules or as specifically set forth in this Agreement.

10.3	Insurance: The Custodian (or one of its Affiliates) shall make such insurance arrangements from time to time in connection with the Custodian’s custodial obligations under this Agreement as the Custodian considers appropriate and will be responsible for all costs, fees and expenses (including any relevant taxes) in relation to such insurance policy or policies. Upon reasonable prior written notice, in connection with the preparation of the initial registration statement under the United States Securities Act of 1933, as amended, covering any Shares, the Custodian will allow its insurance to be reviewed by the Trustee and by the Sponsor. The Custodian also will allow from time to time the Trustee and the Sponsor to review such insurance in connection with any amendment to that initial registration statement or any future registration statement that covers the Shares and any amendment thereto, in each case upon reasonable prior written notice from the Trustee. Any permission to review the Custodian’s insurance is limited to the term of this Agreement and is conditioned on the reviewing party executing a form of confidentiality agreement provided by the Custodian, or if the confidentiality agreement is already in force, acknowledging that the review is subject thereto. In the event that the Custodian (or one of its Affiliates) elects to reduce, cancel or not to renew the Custodian’s insurance, the Custodian will give the Trustee and the Sponsor written notice of any such election within no more than 15 days after the date of any such election.

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10.4	Force Majeure: The Custodian shall not be liable for any delay in performance, or for the non-performance, of any of its obligations under this Agreement by reason of any cause beyond the Custodian’s reasonable control. This includes any act of God or war or terrorism, any breakdown, malfunction or failure of, or connected with, any communication, computer, transmission, clearing or settlement facilities, industrial action, or acts, rules and regulations of any governmental or supra national bodies or authorities or any relevant regulatory or self-regulatory organization.

10.5	Indemnity: The Trustee, solely from and to the extent of the assets of the Trust, shall indemnify and keep indemnified the Custodian (on an after tax basis) on demand against all costs and expenses, damages, liabilities and losses (other than VAT, which is addressed in clause 12.1) and the expenses assumed by the Sponsor under its agreement with the Custodian referenced in clause 9.2) which the Custodian may suffer or incur, directly or indirectly in connection with this Agreement, except to the extent that such sums are due directly to the negligence, willful default or fraud of the Custodian.

10.6	Custodian’s Interests and Affiliates’ Interests: The Custodian has the right, without notifying the Trustee, to act upon the Trustee’s instructions or to take any other action permitted by the terms of this Agreement where:

(a)	the Custodian, directly or indirectly, has an interest in the consequences of such instruction or action;

(b)	except as otherwise provided in this Agreement, the Custodian processes the Trustee’s instructions on an aggregated basis together with similar instructions from other clients; or

(c)	the Custodian, except as otherwise provided in this Agreement, has a relationship with another party which does or may create a conflict with its duty to the Trustee or the Trust including (without prejudice) circumstances where the Custodian or any of its associates may (i) act as financial adviser, banker or otherwise provide services to a contract counterparty of the Trustee or the Trust; (ii) act in the same arrangement as agent for more than one client; or (iii) earn profits from any of the activities listed herein.

The Custodian or any of its divisions, branches or Affiliates may be in possession of information tending to show that the action required by the Trustee’s instructions may not be in the Trust’s best interests, but shall not have any duty to disclose any such information.

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11.	TERMINATION

11.1	Notice: Any termination notice given by the Trustee under clause 11.2 must specify:

(a)	the date on which the termination will take effect;

(b)	the person to whom the Platinum is to be transferred; and

(c)	all other necessary arrangements for the transfer of Platinum to the order of the Trustee.

11.2	Term: This Agreement shall have a fixed term up to and including five (5) years and will automatically renew for further successive terms of one (1) year thereafter unless terminated by the parties in accordance with this clause 11; provided that during such periods (i) either the Trustee or the Custodian may terminate this Agreement for any reason or for no reason by giving not less than 90 days’ written notice to the other party and (ii) this Agreement may be terminated immediately upon written notice as follows:

(a)	by the Trustee, if the Custodian ceases to offer the services contemplated by this Agreement to its clients or proposes to withdraw from the platinum business;

(b)	by the Trustee or the Custodian, if it becomes unlawful for the Custodian to be a party to this Agreement or to offer its services to the Trust on the terms contemplated by this Agreement or if it becomes unlawful for the Trustee or the Trust to receive such services or for the Trustee to be a party to this Agreement;

(c)	by the Custodian, if there is any event which, in the Custodian’s reasonable view, indicates the Trust’s or the Sponsor’s insolvency or impending insolvency;

(d)	by the Trustee, if there is any event which, in the Sponsor’s reasonable view, indicates the Custodian’s or the Sponsor’s insolvency or impending insolvency;

(e)	by the Trustee, if the Trust is to be terminated; or

(f)	by the Trustee or by the Custodian, if the Allocated Platinum Account Agreement ceases to be in full force and effect at any time.

11.3	Change in Trustee or the Sponsor: If there is any change in the identity of the Trustee or the Sponsor in accordance with the Trust Agreement, then the Custodian, the Trustee, the Sponsor and the Trust shall, subject to the last sentence of this clause 11.3, execute such documents and shall take such actions as the new Trustee or Sponsor and the outgoing Trustee or Sponsor may reasonably require for the purpose of vesting in the new Trustee or Sponsor the rights and obligations of the outgoing Trustee or Sponsor, and releasing the outgoing Trustee or Sponsor from its future obligations under this Agreement. The Custodian’s obligations under this clause 11.3 shall be conditioned on the Custodian having conducted prompt, reasonable and proportionate due diligence to the Custodian’s reasonable satisfaction on any such new Trustee or Sponsor.

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11.4	Redelivery Arrangements: If the Trustee does not make arrangements acceptable to the Custodian for the delivery of the Platinum, the Custodian may continue to maintain the Trust Unallocated Account, in which case the Custodian will continue to charge the fees and expenses payable under clause 10 of the Allocated Platinum Account Agreement. If the Trustee has not made arrangements acceptable to the Custodian for the transfer of Platinum from the Trust Unallocated Account within 6 months of the date specified in the termination notice as the date on which the termination will take effect, the Custodian will be entitled to close the Trust Unallocated Account and sell the Platinum (at such time and on such markets as the Custodian considers appropriate) and account to the Trustee for the proceeds.

11.5	Existing rights: Termination shall not affect rights and obligations then outstanding under this Agreement which shall continue to be governed by this Agreement until all obligations have been fully performed.

12.	VALUE ADDED TAX

12.1	VAT Inclusive: All sums payable or other consideration provided to the Custodian by the Trustee or the Sponsor in connection with this Agreement and the Allocated Platinum Account Agreement (including pursuant to the separate agreement referred to in clause 10.1 of the Allocated Platinum Account Agreement) are inclusive of any VAT which is or becomes chargeable on any supplies made by the Custodian pursuant to this Agreement and the Allocated Platinum Account Agreement.

13.	NOTICES

13.1	Notices: Except as provided in clauses 2.3, 3.2, 4.6, 5.2 and 15.5, any notice or other communication shall be delivered personally or sent by first class post, pre-paid recorded delivery (or air mail if overseas), authenticated electronic transmission (including email and SWIFT) or such other electronic transmission as the parties may from time to time agree, to the party due to receive the notice or communication, at its address, number or destination set out in clause 13.3 or another address, number or destination specified by that party by written notice to the other.

13.2	Deemed Receipt of Notice: A notice or other communication under or in connection with clause 13.1 will be deemed received only if actually received or delivered.

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13.3	Contact Information: The addresses and numbers of the parties for the purposes of clauses 5.2 and 13.1 are:

The Custodian:

ICBC Standard Bank Plc

20 Gresham Street

London

EC2V 7JE

Attention: Precious Metals Operations

E-mail: London.PreciousMetalsOperations@icbcstandard.com and

Bullion.Physical@icbcstandard.com

The Trustee:

The Bank of New York Mellon

2 Hanson Place

Brooklyn, New York 11217

Attention: Chris Yedreyeski

Facsimile: 718-315-4927

E-Mail: etfservicescom@bnymellon.com

The address and numbers of the Sponsor for purposes of receiving notices under this Agreement are:

The Sponsor:

GraniteShares LLC

30 Vesey Street – 9th Floor

New York NY 10007

Attention: Benoit Autier

Telephone: +1 917 338 0565

E-Mail: benoit.autier@graniteshares.com

13.4	Recording of Calls: The Custodian and the Trustee may each record telephone conversations without use of a warning tone. Such recordings will be the recording party’s sole property and accepted by the other party hereto as evidence of the orders or instructions given, provided that (i) in case of any dispute or disagreement regarding any conversation so recorded the recording party will promptly share the recordings with the other party and its representatives and (ii) the recording party will have no obligation to retain any such recordings prior to becoming aware of any such dispute or disagreement.

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14.	GENERAL

14.1	Role of Trustee: The Trustee is a party to this Agreement solely in its capacity as Trustee for the Shareholders and accordingly (i) the Trustee shall only be liable to satisfy any obligations under this Agreement, including any obligations or liabilities arising in connection with any default by the Trustee under this Agreement, to the extent of the assets held from time to time by the Trustee as trustee of the Trust (the “Trust Assets”) to the extent authorized by the Trust Agreement and (ii) no recourse shall be had to (a) any assets other than the Trust Assets, including any of the assets held by the Trustee as trustee, co-trustee or nominee of a trust other than the Trust, as owner in its individual capacity or in any way other than as trustee of the Trust; or (b) the Trustee for any assets that have been distributed by the Trustee to the beneficiaries of the Trust.

14.2	No Advice: The Custodian’s duties and obligations under this Agreement do not include providing the other party with investment advice. In asking the Custodian to open and maintain the Trust Unallocated Account, the Trustee acknowledges that it is acting pursuant to the Trust Agreement, and the Custodian shall not owe to the Trustee or the Trust any duty to exercise any judgement on their behalf as to the merits or suitability of any deposits into, or withdrawals from, the Trust Unallocated Account.

14.3	Rights and Remedies: The Custodian hereby waives any right it has or may hereafter acquire to combine, consolidate or merge the Metal Accounts with any other account of the Trust or the Trustee or to set off any liabilities of the Trust or the Trustee to the Custodian and agrees that it may not set off, transfer or combine or withhold payment of any sum standing to the credit or to be credited to the Metal Accounts in or towards or conditionally upon satisfaction of any liabilities to it of the Trust or the Trustee. Subject thereto, the Custodian’s rights under this Agreement are in addition to, and independent of, any other rights which the Custodian may have at any time in relation to the Metal Accounts.

14.4	Business Day: If an obligation of a party would otherwise be due to be performed on a day which is not a New York Business Day or a London Business Day, as the case may be, in respect of the Trust Unallocated Account, such obligation shall be due to be performed on the next succeeding New York Business Day or London Business Day, as the case may be, in respect of the Trust Unallocated Account.

14.5	Assignment: This Agreement is for the benefit of and binding upon both the Custodian and the Trustee and their respective successors and assigns. Save as expressly provided in clause 11.3 and this clause 14.5, no party may assign, transfer or encumber, or purport to assign, transfer or encumber, any right or obligation under this Agreement unless the other party otherwise consents in writing, except that consent is not required where the Custodian assigns, transfers or encumbers any right or obligation under this Agreement to an Affiliate. This clause shall not restrict the Custodian’s power to merge or consolidate with any party, or to dispose of all or part of its custody business, and further provided that this clause shall not restrict the Trustee from assigning its rights hereunder to a Shareholder to the extent required for the Trust to fulfill its obligations under the Trust Agreement.

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14.6	Amendments: Any amendment to this Agreement must be agreed in writing and be signed by the Trustee and the Custodian. Unless otherwise agreed, an amendment will not affect any legal rights or obligations which may already have arisen.

14.7	Partial Invalidity: If any of the clauses (or part of a clause) of this Agreement becomes invalid or unenforceable in any way under the Rules or any law, the validity of the remaining clauses (or part of a clause) will not in any way be affected or impaired.

14.8	Liability: Nothing in this Agreement shall exclude or limit any liability which cannot lawfully be excluded or limited (e.g. liability for personal injury or death caused by negligence).

14.9	Entire Agreement: This Agreement and the Allocated Platinum Account Agreement represent the entire agreement between the parties in respect of their subject matter. This Agreement and the Allocated Platinum Account Agreement supersede and replace any prior existing agreement between the parties hereto relating to the same subject matter.

14.10	Counterparts: This Agreement may be executed in any number of counterparts, each of which when executed and delivered is an original, but all the counterparts together constitute the same agreement.

15.	GOVERNING LAW AND JURISDICTION

15.1	Governing Law: This Agreement is governed by, and will be construed in accordance with, English law.

15.2	Jurisdiction: The Trustee and the Custodian agree that the courts of the State of New York, in the United States of America, and the United States federal court located in the Borough of Manhattan in such state, are to have jurisdiction to settle any Disputes which may arise out of or in connection with this Agreement and, for these purposes the Trustee and the Custodian irrevocably submits to the non-exclusive jurisdiction of such courts, waive any claim of forum non conveniens and any objection to laying of venue, and further waive any personal service.

15.3	Waiver of Immunity: To the extent that the Trustee may in any jurisdiction claim as Trustee, the Trust or its assets any immunity from suit, judgment, enforcement or otherwise howsoever, the Trustee agrees not to claim, and irrevocably waives, any such immunity to which it would otherwise be entitled (whether on grounds of sovereignty or otherwise) to the full extent permitted by the laws of such jurisdiction.

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15.4	Third Party Rights: Except with respect to the Trust, which shall be considered a beneficiary of this entire Agreement, and the Sponsor, which shall be considered a beneficiary (as applicable) of clauses 2.6, 2.7, 3.3, 4.3, 6.2, 10.1, 10.3, 11.3, 13.3 and 15.4, the Custodian does not owe any duty or obligation or have any liability towards any person who is not a party to this Agreement. Except as set forth in this clause 15.4, this Agreement does not confer a benefit on any person who is not a party to it. The parties to this Agreement do not intend that any term of this Agreement shall be enforceable by any person who is not a party to it and do intend that the Contracts (Rights of Third Parties) 1999 Act shall not apply to this Agreement, provided that the Sponsor may enforce its rights under clauses 2.6, 2.7, 3.3, 4.3, 6.2, 10.1, 10.3, 11.3, 13.3 and 15.4. Nothing in this paragraph is intended to limit the obligations hereunder of any successor Trustee of the Trust or to limit the right of any successor Trustee of the Trust to enforce the Custodian’s obligations hereunder.

15.5	Service of Process: Process by which any proceedings are begun may be served on a party by being delivered to the party’s address specified below. This does not affect any right to serve process in another manner permitted by law.

Custodian’s Address for service of process:

ICBC Standard Bank Plc

20 Gresham Street

London

EC2V 7JE

Attention: The Head of Legal

Trustee’s Address for service of process:

The Bank of New York Mellon

225 Liberty Street

New York, New York 10286

Attention: Legal Department – Asset Servicing

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set out on the cover page of this Agreement.

Signed on behalf of

ICBC STANDARD BANK PLC

By its authorized signatories

Signature	/s/Dominique Spurr	Signature	/s/Paul McKerrell
Name	Dominique Spurr	Name	Paul McKerrell
Title	Legal Department	Title	Authorised Signatory
Date	January 8, 2018	Date	January 8, 2018

Signed on behalf of

THE BANK OF NEW YORK MELLON,

solely in its capacity as trustee of the GraniteShares Platinum Trust and not individually

By its authorized signatory

Signature	/s/. Elizabeth Stubenrauch
Name	Elizabeth Stubenrauch
Title	Vice President
Date	January 8, 2018

[Signature Page to Unallocated Platinum Account Agreement]

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